Exhibit 3.1.5
                            CERTIFICATE OF AMENDMENT
                            (AFTER ISSUANCE OF STOCK)
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                       PINNACLE BUSINESS MANAGEMENT, INC.
                              A Nevada Corporation
                             File Number 10008-1997


 THE AMENDMENT(S) BELOW IS (ARE) EFFECTIVE UPON THE FILING OF THIS DOCUMENT WITH
                             THE SECRETARY OF STATE.
                       PURSUANT TO: NRS 78.385 AND 78.390


We the undersigned, M. Bruce Hall, President and Jeff Turino, Secretary do hereby certify that:


          THE BOARD OF DIRECTORS OF PINNACLE BUSINESS MANAGEMENT, INC. A NEVADA CORPORATION, FILE NUMBER 10008-1997 AT A MEETING DULY CONVENED AND HELD ON THE 7Th DAY OF JUNE 2000, ADOPTED A RESOLUTION TO AMEND THE ORIGINAL ARTICLES OF INCORPORATION AS FOLLOWS:

     THE  FOURTH  ARTICLE  IS  AMENDED  TO  READ  AS  FOLLOWS:
          ---------------

          THIS CORPORATION IS AUTHORIZED TO ISSUE THREE HUNDRED FIFTY MILLION (350,000,000) SHARES OF STOCK AS FOLLOWS; THREE HUNDRED MILLION (300,000,000) COMMON SHARES AT ONE-TENTH OF ONE CENT ($.001) PAR VALUE AND FIFTY MILLION (50,000,000) PREFERRED SHARES AT ONE-TENTH OF ONE CENT ($.001) PAR VALUE. THE BOARD OF DIRECTORS HAS THE AUTHORITY TO PRESCRIBE, BY RESOLUTION, THE VOTING POWERS, DESIGNATIONS, PREFERENCES, LIMITATIONS, RESTRICTIONS AND RELATIVE RIGHTS OF EACH CLASS AND SERIES OF STOCK. ALL OR PART OF THE AGGREGATE AMOUNT OF THE SHARES OF STOCK MAY BE ISSUED BY THE CORPORATION FROM TIME TO TIME AND FOR SUCH CONSIDERATION AS MAY BE DETERMINED AND FIXED BY THE BOARD OF DIRECTORS, AS PROVIDED BY LAW.

          THE NUMBER OF SHARES OF THE CORPORATION OUTSTANDING AND ENTITLED TO VOTE ON AN AMENDMENT TO THE ARTICLES OF INCORPORATION IS 157,000.000: THAT THE SAID CHANGE(S) AND AMENDMENT(S) HAVE BEEN CONSENTED TO AND APPROVED BY A MAJORITY VOTE OF THE STOCKHOLDERS HOLDING AT LEAST A MAJORITY OF EACH CLASS OF STOCK OUTSTANDING AND ENTITLED TO VOTE THEREON.


/s/  M.  BRUCE  HALL                                /s/  JEFF  TURINO
------------------------                            ----------------------
M. BRUCE HALL, PRESIDENT                            JEFF TURINO, SECRETARY


DATED  THIS  WEDNESDAY,  JUNE 07, 2000


STATE OF FLORIDA  }
                  }  ss.
                  }


          On  this  9  day of June, 2000 personally appeared before me, a notary
                    -         -----
public, M. Bruce Hall and Fred Schultz, who acknowledged that they executed the above instrument.

[Notary Public Seal for          Tommy L. Slator           /s/ Tommy L. Slator
 the State  of  Nevada]  MY COMMISSION / SERVICES EXPIRES  -------------------
                                  July 18, 2000            NOTARY PUBLIC

--------------------------------------------------------------------------------
CORPORATE SERVICES OF NEVADA - 502 NORTH DIVISION STREET CARSON CITY, NEVADA 89703 - PHONE (775) 883-3711 - FAX (775) 883-2723


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